Exhibit 4.30
English Translation
Supplementary Agreement No. 2 to
the Amended and Restated Call Option Agreement
     This Supplementary Agreement No. 2 (“this Agreement”) is entered into among the following parties in Beijing on November 28, 2008:

Party A:	AirMedia Technology (Beijing) Co., Ltd.

Party B:	Guo Man, Wang Zhenyu, Xu Qing, Zhang Xiaoya and Beijing Shengshi Lianhe Advertising Co., Ltd.

Party C:	Beijing AirMedia Advertising Co., Ltd.
WHEREAS:
(1)	Parties A, B and C signed the Amended and Restated Call Option Agreement and its supplementary agreement No. 1 in June 2007 and June 2008, respectively (the “Original Agreement”);
(2)	Guo Man and Wang Zhenyu signed an Equity Transfer Agreement in November 2008, by which it was agreed that Wang Zhenyu shall transfer all his equity interests in Party C to Party B. After the transfer, Guo Man’s equity interests in Party C changed from 1.615% to 2.833%.
     Now therefore, after friendly negotiation among Parties A, B and C, the Original Agreement shall be amended, and each of the party agrees on the following the terms and conditions:
1.	Party A agrees that Wang Zhenyu transfers all his equity interests in Party C to Guo Man.
2.	After the transfer, Guo Man agrees to grant Party A the call option to purchase the 2.833% equity interests that he owns in Party C, pursuant to the terms and conditions under the Original Agreement.
3.	Upon effectiveness of this Agreement, in case of any difference in terms between the Original Agreement and this Agreement, this Agreement shall prevail; terms absent from this Agreement shall be governed by the Original Agreement.
4.	This Agreement is effective upon the signature by all parties to this Agreement. This Agreement shall be signed in fourteen counterparts, two of which shall be kept by each of Party A and Party C, and ten shall be kept by Party B. All counterparts shall have the same legal effect.
[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.
Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)
Party B:
Signature: /s/ Guo Man
Signature: /s/ Wang Zhenyu
Signature: /s/ Xu Qing
Signature: /s/ Zhang Xiaoya
Beijing Shengshi Lianhe Advertising Co., Ltd.
Common seal: Beijing Shengshi Lianhe Advertising Co., Ltd. (Seal)
Party C: Beijing AirMedia Advertising Co., Ltd.
Common seal: Beijing AirMedia Advertising Co., Ltd. (Seal)

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